UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2010

GLOBAL CLUB, INC.

(Exact name of registrant as specified in charter)

Nevada	333-153385	26-2940624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street, Carson City, NV	89703
(Address of principal executive offices)	(Zip Code)

(775) 333-1198

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.  Other Events.

On March 2, 2010, the Board of Directors of Global Club, Inc. (the “Company”) resolved to effect a 150:1 forward split of the Company’s stock, through a dividend of one hundred fifty shares for each share of stock outstanding as of March 23, 2010, the record date.  This transaction is subject to approval from FINRA.  The proposed details of the transaction are as follows:

  The record date shall be March 23, 2010;
  The payment date shall be March 23, 2010.  The shares will be mailed on this date without any action required on the part of the shareholders;
  The ratio of the distribution is to be 150:1 meaning that for every one share owned by a shareholder, one hundred forty nine identical shares will be issued (identical class, restrictive/non restrictive status, issue date); and
  The forward split is payable as a dividend, thereby requiring no action by shareholders, nor any amendment to the articles of incorporation of the Company.

Before the split, as at March 4, 2010, there are 301,000 shares of the company’s common stock issued and outstanding.  After the split, there will be 45,150,000 shares of the company’s common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CLUB, INC.

Date: March 4, 2010	By: /s/ Eden Clark
Eden Clark, President